EXHIBIT 10.3

CONVERTIBLE PROMISSORY NOTE CONVERSION AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE CONVERSION AGREEMENT (this “Agreement”) is made and entered into this 19th day of December 2007 by and among OSIRIS THERAPEUTICS, INC., a Delaware corporation (the “Company”), and the person(s) listed on and executing the signature page hereto or a counterpart thereof (each, a “Noteholder” and collectively, the “Noteholders”).

WHEREAS, each Noteholder holds one or more Convertible Promissory Notes each bearing interest at a rate of ten percent (10%) per annum and becoming due and payable in full upon maturity on April 30, 2009, issued by the Company in the principal amount set forth on the signature page hereto (each, a “Note” and collectively, the “Notes”), convertible at the option of each such Noteholder into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a conversion rate of one share of Common Stock for each $18.00 of unpaid principal balance under each respective Note, with any accrued but unpaid interest being paid in cash at the time of conversion (the “Original Conversion Rate”); and

WHEREAS, in consideration of and to induce each Noteholder’s agreement to convert their respective Note(s), and conditioned upon such Noteholder’s execution and delivery of this Agreement, and the acceptance of this Agreement by the Company in respect of such Noteholder, the Company is willing to change the conversion rate applicable to each Note held by such Noteholder from the Original Conversion Rate to one share of Common Stock for each $13.00 of the aggregate of the unpaid principal and accrued interest on the Notes through the date hereof (the “New Conversion Rate”); and

WHEREAS, each Noteholder wishes to convert all of the outstanding unpaid principal and accrued and unpaid interest under such Noteholder’s respective Note(s) into shares of Common Stock in accordance with this Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1.             Conversion of Notes; Change in Exercise Price.  Subject to the terms and conditions set forth herein, upon acceptance by the Company of this Agreement in respect of a Noteholder (such acceptance constituting the agreement on the part of the Company to modify the conversion rate applicable under each Note held by such Noteholder to be and become the New Conversion Rate), the entire outstanding unpaid principal amount of the corresponding Note(s) held by a Noteholder, together with the accrued and unpaid interest in respect thereof, will then be, and deemed to have been, converted into the number of shares of Common Stock determined by dividing (x) such aggregate amount of principal and interest by (y) the New Conversion Rate.  Each Noteholder agrees that the Company’s decision to change the Original Conversion Rate to the New Conversion Rate is contingent upon such Noteholder’s decision to convert the Note(s) held by such Noteholder, and delivery by the Noteholder and acceptance by the Company of this Agreement and that such Noteholder’s decision to convert the Note(s) held by such Noteholder pursuant to this Agreement is irrevocable.

2.             Manner of Conversion/Termination of Notes.  On, or promptly following acceptance of this Agreement by the Company, the Company shall issue and deliver to each Noteholder a certificate or certificates or other document evidencing the shares of Common Stock issued upon conversion of the Notes(s) held by such Noteholder as provided for under Section 1 of this Agreement, and upon receipt of such certificate or certificates or other document evidencing the shares of Common Stock by such Noteholder, the Note(s) held by such Noteholder will be deemed paid in full, with no further obligations of the Company thereunder, and all rights of the Noteholder under such Note(s) (including without limitation any security interests granted or existing thereunder) shall cease, such Note(s) shall be deemed cancelled and of no further force and effect, and each Noteholder shall be deemed to be a holder of record of the shares of Common Stock of the Company into which such Note(s) was converted; provided, however, that notwithstanding anything herein to the contrary, the rights of such Noteholder set forth in Section 12 of the Note(s) held by such Noteholder shall survive the consummation of the transactions contemplated hereunder and remain in full force and effect.  Each Noteholder shall promptly deliver the Note(s) held by such Noteholder to the Company, marked paid in full.

3.             Representations of Noteholders.  Each Noteholder represents and warrants to the Company that: (i) such Noteholder has, and at the time immediately prior to the acceptance hereof by the Company and conversion of the Note(s) held by such Noteholder, it will have, good and valid title to the Note(s) indicated below as being held by such Noteholder, free and clear of all liens, security interests, encumbrances, equities and claims, with no defects of title whatsoever; (ii) such Noteholder is not a party to or bound by any agreement, or any judgment, decree or ruling of any governmental authority, affecting or relating to such Noteholder’s right to convert the Note(s) of such Noteholder as contemplated hereby; and (iii) notwithstanding anything herein to the contrary, the representations, warranties and covenants of such Noteholder set forth in Section 10 of the applicable Note (a copy of which section is attached hereto as Exhibit A) be, and hereby are, ratified and confirmed in all respects as if such representations, warranties and covenants were made by such Noteholder as of the date hereof and in respect of the transactions hereby contemplated and the shares of Common Stock to be issued pursuant hereto.

4.             Indemnification of Company.  Each Noteholder agrees to indemnify and hold harmless the Company and each of its respective officers, directors, agents, attorneys, accountants and affiliates from and against all damages, losses, costs and expenses (including reasonable attorneys’ fees) that they may incur by reason of the failure of such Noteholder to fulfill any of the terms or conditions of this Agreement, or by reason of any breach of the representations and warranties made by such Noteholder herein or in any other document provided by any such Noteholder to the Company in connection with the transactions contemplated hereby.  Any Noteholder who is also an officer or director of, or consultant to, the Company agrees to indemnify and hold harmless the Company from any and all claims or consequences based in whole or in part upon an assertion by any third party that the transactions hereby contemplated in respect of such Noteholder constitute compensation under any rule or regulation of any exchange or trading market upon which the Common Stock is listed for trading.  The Company and any such Noteholder agree that no such compensation is intended hereby, and agree, further, to cooperate with each other and with any asserting party in furtherance of the resolution of any such matter without consequence to the Company; provided, however, that in any event, the Noteholder agrees to indemnify the Company as aforesaid and in furtherance thereof to take whatever actions may be required of such Noteholder to effect such resolution and to alleviate any such consequence, as and in the manner, the Company determines to be necessary or appropriate under the circumstances.

5.             Waiver of Notice.  The Company and each Noteholder hereby waive any and all notice required pursuant to the Notes in respect of the transactions hereby contemplated.

6.             Survival of Representations and Warranties.  All representations and warranties made hereunder shall survive the consummation of the transactions contemplated hereunder.

7.             Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their legal representatives, successors, and assigns.

8.             Non-waiver.  No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

9.             Headings.  Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

10.           Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

11.           Obligations Several.  The obligations of the respective Noteholders hereunder are several and not joint.

12.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first set forth above.

NOTEHOLDERS:

By:
Name:
Title:

COMPANY:

OSIRIS THERAPEUTICS, INC.

By:
Name:
Title:
Date:	December , 2007

EXHIBIT A

NOTEHOLDER REPRESENTATIONS, WARRANTIES AND COVENANTS

10.           Representations, Warranties and Covenants of Holder.  By accepting this Note, Holder represents and warrants to the Company, and agrees, as follows:

(a)                           The principal address of Holder is outside of the United States, and Holder is not a U.S. Person as such term is defined and used in Regulation S.

(b)                           At the time the “buy” order was originated in respect of Holder’s acquisition of this Note, Holder was outside of the U.S., and Holder is outside the U.S. as of the date of the execution and delivery of this Note by Holder.  No offer to acquire this Note was made to Holder or its representatives inside the United States.

(c)                           Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act.

(d)                           Holder is acquiring this Note and will acquire any Conversion Shares for his/her/its own account, not on behalf or for the account of any U.S. Person, and neither the purchase of this Note nor the acquisition of the Conversion Shares has been pre-arranged with a purchaser in the U.S.

(e)                           The Holder will make all resales of this Note and any Conversion Shares only outside of the United States in compliance with Regulation S, or pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration under the Securities Act.  Specifically, Holder will not resell this Note or any Conversion Shares to any U.S. Person or within the United States prior to the expiration of one year (the “Distribution Compliance Period”) after the closing of the offering to which this Note relates, except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

(f)                            Holder will not engage in any hedging transactions with respect to this Note or the Common Stock of the Company at any time prior to the expiration of the Distribution Compliance Period, except in compliance with the Securities Act.

(g)                           The Company is and will be relying on the truth and accuracy of Holder’s representations, warranties, agreements, acknowledgements and understandings as set forth herein, in order to determine the applicability of such exemptions and the suitability of Holder and his/her/its acquisition of the Note and Conversion Shares upon conversion hereof.

(h)                           Holder has been furnished with, or has acquired, copies of all of the documents filed by the Company with the United States Securities and Exchange Commission during the twelve months prior to the date hereof, as well as all other documents made available by the Company for public dissemination during the same period, including, but not limited to, press releases, and Holder has been provided all necessary and appropriate information about the Company to make an informed investment decision with respect to the acquisition of this Note.

(i)                            Holder has sufficient knowledge and experience in financial and business matters and is capable of evaluating the risks and merits of Holder's investment in the Company; Holder has been provided the opportunity to make all necessary and appropriate inquiries of the Company regarding Company's business and associated risks, and Company has complied with all such requests; and Holder is able financially to bear the risk of losing Holder's full investment in this Note.

(j)                            The Note is being acquired and any Conversion Shares will be acquired in a transaction not involving a public offering within the United States within the meaning of the Securities Act, and Holder understands that this Note has not been and will not be, and any Conversion Shares have not been and may not be, registered under the Securities Act or registered or qualified under any the securities laws of any state or other jurisdiction, are and will be “restricted securities” and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available.  Prior to any proposed transfer of this Note or any Conversion Shares, Holder shall, among other things, give written notice to the Company of Holder’s intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 10 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws.  Each certificate for any Conversion Shares shall bear a legend  similar to that set forth on Page 1 of this Note (insofar as applicable) and otherwise referring to reiterating the restrictions on transfer and other terms hereof applicable to the Conversion Shares upon issuance.

(k)                           Holder understands that no U.S. federal or state government or agency has passed on or made any recommendation or endorsement of offering for sale or the sale of this Note, or with respect to the Conversion Shares.

(l)                            Holder acknowledges that this Note is one of several similar notes (collectively the “Offered Notes”) in the aggregate principal amount of up to $20,000,000, or at the option of the Company, a greater amount; and that there is no restriction imposed hereby upon the Company in respect of the incurring by the Company of additional debt or the issuance by the Company of additional debt or equity securities, or otherwise.